Exhibit 99.1

EXTENDICARE INC. NEWS RELEASE

FOR IMMEDIATE RELEASE
October 9, 2001

Extendicare Exiting Texas Market and Lowering Liability Exposure

MARKHAM, ONTARIO (TSE: EXE and EXE.A; NYSE: EXE.A). Extendicare Inc. announced that its wholly owned subsidiary, Extendicare Health Services, Inc. (EHSI) is withdrawing from the Texas market through a transaction with Senior Health Properties - Texas, Inc., involving 17 nursing homes with 1,421 beds. Included are five-year leases on four facilities owned by EHSI, as well as 13 subleases of predominantly 11-year terms. As a result, Extendicare will no longer operate nursing homes in Texas and expects to eliminate its exposure to litigation in that State for incidents occurring subsequent to September 30, 2001.

Upon receipt of all necessary third party approvals, including State licensure and certification, the ownership transfer will be effective October 1, 2001. Under Texas law, governmental approvals are retroactively effective following successful completion of a survey under new management.

In the first six months of 2001, EHSI's Texas nursing homes generated revenue of US$23.1 million and produced an EBITDA loss of US$4.4 million, including an allocation of the accrual and insurance premiums for resident care liability costs of US$5.4 million.

"Extendicare's continuing strategy for achieving ongoing performance improvements involves divestiture of assets that impede growth or create undue risk exposure," said President and Chief Executive Officer Mel Rhinelander.

"For some time, Florida and Texas have been problematic States in terms of exposure to litigation. At year-end 2000, we ceased operations in Florida by completing a series of transactions, including leasing six facilities to subsidiaries of Senior Health Properties - South, Inc. Now we are exiting Texas - and we expect this transaction to further improve Extendicare's financial results," Mr. Rhinelander said.

Extendicare is one of the largest operators of long-term care facilities in North America. After giving effect to the Texas divestiture, Extendicare operates 260 facilities in the United States and Canada, with capacity for 26,100 residents. Extendicare also provides medical specialty services in the United States, including subacute care and rehabilitative therapy services, as well as home health care and rehabilitative therapy services in Canada.

Statements contained in this release that are not historical facts are forward-looking statements. Forward-looking statements can be identified because they generally contain the words "anticipate", "believe", "estimate", "expect", "objective", "project", or a similar expression. Such forward-looking statements are necessarily estimates reflecting the best judgment of the party making such statements based upon current information and involve a number of risks and uncertainties and other factors that may cause actual results, performance or achievements of the Company to differ materially from those expressed or implied in the statements. In addition to the assumptions and other factors referred to specifically in connection with these statements, such factors are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; liabilities and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the Company's capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements.

For further information, contact:

Philip Small
Senior Vice-President of Planning and Investor Relations
Phone: (414) 908-8825
Fax: (414) 908-8111

Visit Extendicare's Website @ www.extendicare.com